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                                                                   Exhibit 23.10

                   CONSENT OF SG COWEN SECURITIES CORPORATION



August 20, 2002


Board of Directors
Viant Corporation
89 South Street, 2nd Floor
Boston, MA  02111


We hereby consent to the inclusion of our opinion, dated July 23, 2002, in the proxy statement/prospectus of Viant Corporation and divine, inc., which is a part of the Registration Statement on Form S-4, dated August 20, 2002. In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


Very truly yours,

/s/ SG Cowen Securities Corporation

SG COWEN SECURITIES CORPORATION